               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

               ESQUIRE COMMUNICATIONS LTD.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                          ESQUIRE COMMUNICATIONS LTD.

                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 5, 1997
                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ESQUIRE COMMUNICATIONS LTD. (the 'Company') will be held at the offices of the Company, 216 East 45th Street, New York, New York 10017, on August 5, 1997 at 9:30 in the morning for the following purposes:

          1. To elect ten (10) Directors.

          2. To authorize and approve an amendment to the Company's 1993 Stock Option Plan.

          3. To approve the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1997.

          4. To transact such other business as may properly come before the meeting, or any adjournment thereof.

     Stockholders of record at the close of business on June 20, 1997, shall be entitled to notice of, and to vote at, the meeting.

                                          By order of the Board of Directors

                                          Secretary

Dated: New York, New York
June 25, 1997

     IMPORTANT: PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

                          ESQUIRE COMMUNICATIONS LTD.
                              216 EAST 45TH STREET
                            NEW YORK, NEW YORK 10017

                       ---------------------------------
                                PROXY STATEMENT
                       ---------------------------------

     The accompanying proxy is solicited by the Board of Directors of Esquire Communications Ltd., a Delaware corporation (the 'Company' or 'Esquire'), for use at the Annual Meeting of Stockholders to be held on August 5, 1997, at 9:30 in the morning, or any adjournment thereof, at which stockholders of record at the close of business on June 20, 1997, shall be entitled to vote. The cost of solicitation of proxies will be borne by the Company. The Company may use the services of its Directors, officers, employees and others to solicit proxies, personally or by telephone; arrangements may also be made with brokerage houses and other custodians, nominees, fiduciaries and stockholders of record to forward solicitation material to the beneficial owners of stock held of record by such persons. The Company may reimburse such solicitors for reasonable out-of-pocket expenses incurred by them in soliciting, but no compensation will be paid for their services. Any proxy granted as a result of this solicitation may be revoked at any time before its exercise.

     The Annual Report to Stockholders for the fiscal year ended December 31, 1996, accompanies this Proxy Statement. The date of this Proxy Statement is the approximate date on which this Proxy Statement and form of proxy were first sent or given to stockholders. THE COMPANY WILL FURNISH WITHOUT CHARGE (OTHER THAN A REASONABLE CHARGE FOR ANY EXHIBIT REQUESTED) TO ANY STOCKHOLDER OF THE COMPANY WHO SO REQUESTS IN WRITING, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FOR THE YEAR ENDED DECEMBER 31, 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE DIRECTED TO STOCKHOLDER RELATIONS, ESQUIRE COMMUNICATIONS LTD., 216 EAST 45TH STREET, NEW YORK, NEW YORK 10017.

     If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the proxy card will vote for the slate of nominees proposed by the Board of Directors, for the amendment to the Company's 1993 Stock Option Plan, for ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending December 31, 1997 and as recommended by the Board of Directors with regard to all other matters or, if no such recommendation is given, in their own discretion. Each stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the votes entitled to be voted will constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. On June 20, 1997, the Company had outstanding and entitled to vote with respect to all matters to be acted upon at the meeting 4,432,225 shares of Common Stock and 15,000 shares of Series A Preferred Stock. Holders of record of outstanding shares of Common Stock and Series A Preferred Stock will be entitled to vote together as a single class at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share of stock held by such holder and each holder of Series A Preferred Stock is entitled to 333 1/3 votes per share (the number of shares of Common Stock into which it is convertible). Abstentions are counted in the calculation of the votes cast with respect to any of the matters submitted to a vote of stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     It is expected that the following business will be considered at the meeting and action taken thereon:

                            1. ELECTION OF DIRECTORS

     It is proposed to elect ten (10) Directors at this meeting to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. It is intended that the accompanying form of proxy will be voted for the nominees set forth below, all of whom are presently Directors of the Company. If some unexpected occurrence should make necessary, in the Board of Directors' judgment, the substitution of some other person for any of the nominees, shares will be voted for such other person as the Board of Directors may select. The following table sets forth certain information with respect to each of the nominees.

NOMINEES FOR ELECTION

                                                                                                      DIRECTOR OR
                    NAME                        AGE              POSITION WITH COMPANY               OFFICER SINCE
--------------------------------------------    ---   -------------------------------------------    -------------

Malcolm L. Elvey............................    55    Chairman of the Board and Director                  1993
Cary A. Sarnoff.............................    49    Vice Chairman and Director                          1994
David A. White..............................    44    Chief Executive Officer and Director                1997
John C. Durham..............................    43    Director                                            1997
Mortimer R. Feinberg(2).....................    73    Director                                            1993
David J. Feldman............................    57    Director                                            1993
Andrew P. Garvin(1)(2)......................    50    Director                                            1993
Fir Geenen..................................    42    Director                                            1997
Joseph P. Nolan(1)(2).......................    32    Director                                            1996
Bruce V. Rauner.............................    40    Director                                            1996

------------

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

                            ------------------------

     Malcolm L. Elvey has served as Chairman of the Board of Directors of the Company, Pepper Services Ltd. ('Pepper') and Esquire Reporting Company, Inc. ('ERC') since their respective incorporations. Mr. Elvey also served as Chief Executive Officer of these entities from the time of their respective incorporations until 1997. Mr. Elvey is a Chartered Accountant and has a Master of Business Administration from the University of Cape Town. From 1985 through 1987, Mr. Elvey served as President and Chief Executive Officer of Pritchard Services, Ltd. where he was responsible for the home health care, hospital and building maintenance, security and food services subsidiaries, and served as a director of A.D.T. Ltd. (formerly, the Hawley Group Ltd.), an international service company.

     Cary A. Sarnoff has served as Vice Chairman of the Company since November 1994. Mr. Sarnoff was President of Sarnoff Deposition Service, Inc. for more than five years prior thereto. Mr. Sarnoff formed in 1982 and owns CAT-Links, a litigation support software development company. Mr. Sarnoff has more than 25 years experience in the court reporting industry. He was a founding member of the National Network Reporting Company and served as a member of the Board of Directors of the California Court Reporters Association.

     David White has been an officer of Harlingwood Corp., an affiliate of Harlingwood & Company LLC ('Harlingwood'), since 1997 and Chief Executive Officer of the Company since February 1997. Harlingwood provides advisory services to growing companies. From 1992 to December 1996, Mr. White was employed by Laidlaw Medical Transportation, Inc. ('MedTrans') as President. From 1991 to 1992, Mr. White was Vice President, Financial Operations for a division of Laidlaw, Inc.

     John C. Durham, MD, became a director of the Company as of June 18, 1997. Dr. Durham was a founder of American Network Services, Inc., the nation's largest network of court reporting, process serving and legal videography providers, a company acquired by the Company on June 18, 1997. From 1993 to 1997, Dr. Durham served as chief executive officer and subsequently chief executive officer and president of American Network Services. From 1985 to 1993, Dr. Durham was a partner in the practice of DuVall and Durham, Internal Medicine Associates of Cordele, Georgia.

     Mortimer R. Feinberg, Ph.D., has served as a director of the Company since its incorporation. He is the co-founder of BFS Psychological Associates, Inc., a human resources consulting firm, and has served as Chairman of the Board since 1960. Dr. Feinberg is Professor Emeritus, Baruch College, City University of New York and is a frequent contributor to the Wall Street Journal on human resources and other business topics.

     David J. Feldman served as President, Chief Operating Officer and a director of the Company from September 1993 to May 1, 1997, when he resigned as President and Chief Operating Officer. Mr. Feldman was President of David Feldman & Associates (U.S.A.) Ltd. ('DFA') for more than five years prior thereto. Mr. Feldman has more than thirty years experience in the court reporting industry, including serving as a court reporter for the Knapp Commission Hearings and the Nelson Rockefeller Commission on Critical Choices for Americas.

     Andrew P. Garvin has served as a director of the Company since its incorporation. Mr. Garvin is the co-founder of FIND/SVP, a consulting, research and information gathering company, and has served as its Chief Executive Officer since 1969.

     Fir Geenen has been an officer of Harlingwood since 1988. From 1993 to September 1996, Mr. Geenen served as Executive Vice President of MedTrans.

     Joseph P. Nolan has served as director of the Company since October 1996. Mr. Nolan is a principal and has been with Golder, Thoma, Cressey, Rauner, Inc., an affiliate of Golder, Thoma, Cressey, Rauner Fund IV, L.P. ('GTCR'), since February 1994. From May 1990 to January 1994, Mr. Nolan was Vice President Corporate Finance at Dean Witter Reynolds Inc. Mr. Nolan is also a director of Lason Inc., Principal Hospital, Inc., UllO International and Excaliber Tubular Corporation.

     Bruce V. Rauner has served as director of the Company since October 1996. Mr. Rauner is a principal and has been with Golder, Thoma, Cressey, Rauner, Inc. since 1981. Mr. Rauner is also a director of ERO, Inc., COREStaff, Inc., Coinmach Laundry Corporation, Lason Inc., Polymer Group, Inc., Cherrydale Farms, Inc., International Computer Graphics, Principal Hospital, Inc. and U.S. Aggregates.

     Messrs. Andrew Garvin, Mortimer Feinberg, David White and Fir Geenen have agreed to resign as directors at any time upon the request of GTCR. All other directors will hold office until the next annual meeting of stockholders and until the election and qualification of their successors, or until death, resignation or removal. Compensation for directors who are not officers of the Company is $1,250 per meeting. Officers serve at the discretion of the Board of Directors and under the terms of any employment agreement which may exist.

     The Board of Directors of the Company has two standing committees: a Compensation Committee (the 'Compensation Committee') and an Audit Committee (the 'Audit Committee'). The Compensation Committee, consisting of Messrs. Feinberg, Garvin and Nolan, reviews and sets the compensation of the Company's management and administers the Company's 1993 Stock Option Plan. The Audit Committee, consisting of Messrs. Garvin and Nolan, recommends to the Board of Directors the engaging and discharging of the independent accountants, reviews with the independent accountants the plan and results of the audit engagement, reviews the scope and results of the Company's procedures for internal auditing, reviews the independence of the accountants and reviews the adequacy of the Company's system of internal accounting controls.

     During the fiscal year ended December 31, 1996, there were six meetings of the Board of Directors, four meetings of the Compensation Committee and one meeting of the Audit Committee. Each incumbent Director of the Company attended in excess of 75% of the aggregate of the total number of meetings of the Board of Directors and committees thereof on which such Director served.

     The Company is not aware of any family relationship between any Director, executive officer or person nominated to become a Director or executive officer.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid by the Company or accrued for services rendered in all capacities during the fiscal year ended December 31, 1996, to the Company's Chief Executive Officer and to each of the other most highly compensated executive officers of the Company whose aggregate cash compensation exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM COMPENSATION
                                                                                    -------------------------------
                                                                                           AWARDS
                                                      ANNUAL COMPENSATION           ---------------------   PAYOUTS
                                               ----------------------------------   RESTRICTED              -------
                                                                     OTHER ANNUAL     STOCK      OPTIONS/    LTIP      ALL OTHER
                                                SALARY     BONUS     COMPENSATION     AWARDS       SARS     PAYOUTS   COMPENSATION
     NAME AND PRINCIPAL POSITION       YEAR       $          $           ($)           ($)         (#)        ($)         ($)
-------------------------------------  ----    --------   --------   ------------   ----------   --------   -------   ------------

Malcolm L. Elvey ....................  1996    $194,595   $115,000                                50,000
  Chairman & Chief Executive Officer   1995     166,431
                                       1994     185,175

David J. Feldman ....................  1996     188,927    358,665                                50,000
  President                            1995     161,335    238,543
                                       1994     180,000    188,575                                75,000

Cary A. Sarnoff .....................  1996     190,436                                           50,000
  Vice Chairman                        1995     160,629
                                       1994(1)   90,000

Debra Neiderfer .....................  1996     115,967     48,666                                 5,000
  Vice President                       1995      82,660     18,650
                                       1994      80,000      7,448                                25,000

Paul Strohfus .......................  1996     155,764                                           50,000
  Vice President                       1995(2)   42,577

------------

(1) Represents compensation for the partial year from June 22, 1994.

(2) Represents compensation for the partial year.

EMPLOYMENT AND RELATED AGREEMENTS

     Malcolm L. Elvey is employed under an employment agreement which expires May 1998 and is automatically renewed on a year-by-year basis unless terminated by either party upon at least 60 days notice prior to the renewal date. Mr. Elvey receives an annual salary of $194,595, which is subject to cost of living increases. Mr. Elvey is also entitled to an annual bonus ranging from 3% based on pre-tax earnings of the Company in excess of $750,000 to 15% based on pre-tax earnings of the Company in excess of $2,500,000; provided, however, that the bonus will not exceed 100% of Mr. Elvey's annual salary. These pre-tax earnings levels are increased in the event the Company consummates any acquisitions. The employment agreement terminates upon the death or permanent disability of Mr. Elvey or for cause. In addition, Mr. Elvey has agreed not to compete with the Company for a period of two years following the termination of his employment with the Company. The Company maintains and is the beneficiary of key-man life insurance in the amount of $1,000,000 on the life of Mr. Elvey.

     In connection with the acquisition of SDS, on June 22, 1994, the Company entered into an employment agreement with Cary A. Sarnoff pursuant to which Mr. Sarnoff is employed as Vice Chairman of the Company. The agreement expires four years from the date thereof and is automatically renewed on a year-by-year basis unless terminated by either party upon at least 60 days prior notice. Mr. Sarnoff receives an annual salary at the rate of $190,436, which is subject to cost of living increases. Mr. Sarnoff's employment agreement contains termination provisions which are substantially the same as those of Mr. Elvey's employment agreement. Mr. Sarnoff has agreed not to compete with the Company for a period of two years following the termination of his employment with the Company.

     In connection with the acquisition of DFA, on September 30, 1993 the Company entered into an employment agreement with David Feldman pursuant to which Mr. Feldman was employed as President and Chief Operating Officer of the Company. The agreement was to expire four years from the date thereof and was to be automatically renewed on a year-by-year basis unless terminated by either party upon at least 60 days notice prior to the renewal date. Mr. Feldman received an annual salary at the rate of $188,927. Mr. Feldman was also entitled to an annual bonus of 4.25% of total annual revenues of the Company in excess of $4,200,000 and 5% of total annual revenues of the Company in excess of $9,000,000, as adjusted for subsequent acquisitions by the Company. During the first two years, Mr. Feldman was entitled to a minimum bonus of $175,000 per year and during the third and fourth years was entitled to a minimum bonus of $225,000 per year.

     Effective May 1, 1997, Mr. Feldman resigned as an officer and employee of the Company, but remains as a Director of the Company. In connection with the resignation, the Company agreed to pay to Mr. Feldman the aggregate amount of $641,035, payable as follows: (a) from May 1, 1997 through March 31, 1998, the amount of $22,185 per month; (b) for the period April 1, 1998 through September 30, 1998, the amount of $6,000 per month; (c) on August 15, 1997, the amount of $161,000; (d) on November 15, 1997, the amount of $150,000; and (e) on May 1,
1997 through September 30, 1997, the amount of $10,000 per month. On May 1, 1997 through September 30, 1998, Mr. Feldman will be paid the amount of $1,500 per month in connection with conducting monthly sales meetings. Mr. Feldman has also agreed to make himself available to the Company through September 30, 1998 for consulting services for which he will be entitled to additional compensation. All options to purchase common stock held by Mr. Feldman will become vested on September 30, 1998 and will continue to be exercisable until the first to occur of two years from his ceasing to be a director of the Company or ten years from the respective dates the options were granted. Mr. Feldman has agreed not to compete with the Company through September 30, 1998. The Company has agreed to use its best efforts to cause Mr. Feldman to be elected as a director for as long as he desires through the later of September 30, 1998 and the date he ceases to own at least 400,000 shares of Common Stock of the Company.

     Effective February 13, 1997, the Company entered into a management agreement with Harlingwood pursuant to which Harlingwood has been engaged to provide management services to the Company for a one year period of time. Pursuant to this agreement, Harlingwood agreed to assign Mr. White to fulfill its duties and to act as Chief Executive Officer of the Company. Harlingwood will be paid an annual fee at the rate of $175,000 per annum. In connection with such agreement, the Company granted options to Harlingwood to purchase 150,000 shares of Common Stock at an exercise price of $9.00 per share and sold to Harlingwood 250,000 shares of Common Stock at a price of $3.125 per share, which purchase price was paid by Harlingwood issuing to the Company a promissory note in the principal amount of $781,250, bearing interest at the rate of 7% per annum. The note is secured by a pledge of the shares and is payable in full on April 15, 2001. The shares and options vest 25% on February 13, 1998 and ratably over a three year period of time subsequent thereto. The Company has agreed to loan to Harlingwood any funds needed to pay the exercise price in connection with the exercise of the options.

STOCK OPTION PLAN

     In February 1993, the Board of Directors of the Company adopted the 1993 Stock Option Plan (the 'Plan'), which was approved by all stockholders of the Company. The Plan was amended to increase the number of options which may be granted thereunder from 600,000 to 2,000,000 shares of Common Stock, subject to stockholder approval. Incentive stock options, intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options may be granted under the Plan.

     The Plan is administered by the compensation committee of the Board of Directors, which may grant options to key employees, directors, consultants and independent contractors to the Company. The term of each option may not exceed ten years from the date of grant. The exercise price of an option may not be less than 100% of the fair market value of a share of Common Stock. The options generally vest over a three-year period, commencing one year following their issuance.

     The table below sets forth information regarding the grant of stock options made to the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 1996.
                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                              (INDIVIDUAL GRANTS)

                                                                          PERCENT OF
                                                          NUMBER OF         TOTAL
                                                          SECURITIES     OPTIONS/SARS
                                                          UNDERLYING      GRANTED TO     EXERCISE OR
                                                         OPTIONS/SARS    EMPLOYEES IN    BASE PRICE     EXPIRATION
                         NAME                            GRANTED (#)     FISCAL YEAR       ($/SH)          DATE
Malcolm L. Elvey......................................      50,000           29.41%        $ 3.00         12/2006
David Feldman.........................................      50,000           29.41%        $ 3.00         12/2006
Cary Sarnoff..........................................      50,000           29.41%        $ 3.00         12/2006
Debra Neiderfer.......................................       5,000            2.94%        $ 2.875         2/2006
Paul Strohfus.........................................           0          --               --            --

     The table below sets forth information for the executive officers named in the Summary Compensation Table concerning option exercises during 1996 and outstanding options at December 31, 1996.




                      AGGREGATED OPTION/SAR EXERCISES IN 1996 AND DECEMBER 31, 1996 OPTION/SAR VALUES

                                                                         NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                        UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                                           OPTIONS/SARS AT                 OPTIONS/SARS AT
                                        SHARES                            DECEMBER 31, 1996               DECEMBER 31, 1996
                                     ACQUIRED ON         VALUE       ----------------------------    ----------------------------
              NAME                   EXERCISE(a)      REALIZED(a)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
Malcolm L. Elvey                                                       125,000          50,000               0               0
David Feldman                                                           37,500          87,500               0               0
Cary Sarnoff                                                                 0          50,000               0               0
Debra Neiderfer                                                         41,667          13,333               0               0
Paul Strohfus                                                           16,667          33,333

------------

 (a) There were no exercises of options by the Company's executives during 1996.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to beneficial ownership of Common Stock at February 1, 1997 by (i) each person known by the Company to beneficially own more than five percent of outstanding Common Stock, (ii) each Director of the Company, (iii) each of the most highly compensated executive officers of the Company, and (iv) all Directors and executive officers of the Company as a group. Except as noted below, each person or entity has sole voting and investment power with respect to all shares listed as owned by such person or entity.

                                                                                                          PERCENT
                                    NAME AND ADDRESS                                        NUMBER        OF CLASS
----------------------------------------------------------------------------------------   ---------      --------

Malcolm L. Elvey(1) ....................................................................     691,000        16.8%
216 East 45th Street
New York, NY 10017
The Sarnoff Trust(2) ...................................................................     750,000        18.8%
2100 Broadway
Santa Ana, CA 92706
David J. Feldman(3) ....................................................................     533,400        13.7%
216 East 45th Street
New York, NY 10017
Allied Investment Corporation(4) .......................................................     625,000        13.5%
Allied Investment Corporation II
Allied Capital Corporation II
1666 K Street
Washington, DC 20006
CMNY Capital, L.P.(5) ..................................................................     472,500        11.8%
135 E. 57th Street
New York, NY 10022
Mortimer R. Feinberg....................................................................      --            --
Andrew P. Garvin........................................................................         400(7)     *
Golder, Thoma, Cressey, Rauner Fund IV, L.P.(6).........................................   2,437,475        37.9%
Debra Neiderfer(8)......................................................................      63,667        *
Joseph P. Nolan(6)......................................................................      --            --
Bruce V. Rauner(6)......................................................................      --            --
Cary A. Sarnoff(9)......................................................................     758,500        18.9%
Paul M. Strohfus(10)....................................................................      19,167        *
John C. Durham(11)......................................................................      --            --
All directors and executive officers as a group (12 persons)(12)........................   2,161,967        50.2%

------------

*   Less than 1%

 (1) Includes options to purchase 125,000 shares of the Company's Common Stock granted to Mr. Elvey under the Plan.

 (2) The Sarnoff Trust is a revocable trust of which Cary A. Sarnoff and his wife, Michelle A. Sarnoff, are settlors, trustees and beneficiaries. These shares are pledged to secure indemnification obligations contained in the agreement by which the Company acquired all the stock of SDS.

 (3) Includes options to purchase 37,500 shares of the Company's Common Stock granted to Mr. Feldman under the Plan.

 (4) These entities in the aggregate own warrants to purchase an aggregate of 625,000 shares of Common Stock at an exercise price of $2.90 per share, subject to adjustment.

 (5) Robert Davidoff and Edwin Marks are the general partners of CMNY Capital, L.P. and may be deemed to control it.

 (6) GTCR is the direct owner of 7,313 shares of Series A Convertible Preferred Stock which is convertible into 2,437,475 shares of Common Stock. GTCR IV, L.P., a limited partnership, is the general partner of GTCR and Golder, Thoma, Cressey, Rauner, Inc. ('GTCR Inc.') is the general partner of GTCR IV, L.P. As such they may be deemed to be the indirect beneficial owners of such securities. Messrs. Nolan and Rauner are principals of GTCR Inc.

 (7) Includes warrants to purchase 200 shares of Common Stock.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (8) Includes options to purchase 41,667 shares of the Company's Common Stock granted to Ms. Neiderfer under the Plan.

 (9) Includes shares owned by The Sarnoff Trust and warrants to purchase 7,600 shares of Common Stock owned by Mr. Sarnoff. See Note (2).

(10) Includes options to purchase 16,667 shares of the Company's Common Stock granted to Mr. Strohfus under the Plan.

(11) In connection with the Company's acquisition of American Network Services, Inc., Dr. Durham received 284,775 shares of Common Stock.

(12) Includes warrants to purchase 7,800 shares of Common Stock and options to purchase 299,167 shares of Common Stock granted under the Plan.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the '1934 Act') requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the 'SEC'). Executive officers, directors and holders of more than ten percent are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during the year ended December 31, 1996, its executive officers, directors and holders of more than ten percent complied with all applicable Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases its Santa Ana, California office from an affiliate of Cary A. Sarnoff. The lease expires in June 1999 and grants to the Company an option to renew for five years. The Company believes the terms of the lease are comparable to market terms.

     For as long as The Sarnoff Trust owns 20% or more of the Common Stock issued in connection with the acquisition of SDS, the Company has agreed to nominate, recommend and use its best efforts to have Mr. Sarnoff elected as a director of the Company.

     On October 23, 1996, the Company entered into a Purchase Agreement, as amended (the 'Purchase Agreement') pursuant to which the Company sold to GTCR and Antares Leveraged Capital Corp. (collectively with GTCR, the 'Investors') an aggregate of 14,625 and 375 shares of Series A Preferred Stock, respectively, for an aggregate purchase price of $15,000,000. In addition, the Investors have the right from time to time until December 31, 1998 to acquire up to an additional 7,500 shares of Series A Preferred Stock at a price of $1,000 per share.

     The Series A Preferred Stock is convertible into Common Stock of the Company at a conversion price of $3.00 per share (subject to anti-dilution adjustments) and bears cumulative annual dividends at the rate of 6% ($60.00) per annum. The holders of Series A Preferred Stock have a liquidation preference of $1,000 per share, plus accrued dividends. Holders of Series A Preferred Stock have the right to vote together with the holders of Common Stock and are entitled to one vote for each whole share of Common Stock into which the Series A Preferred Stock is convertible (presently 333 1/3 votes per share). GTCR was granted various rights to ask for registration under the Securities Act of 1933 of any shares of Common Stock acquired by it upon conversion of the Series A Preferred Stock. Without the consent of the holders of a majority of the Series A Preferred Stock, the Company may not take various actions, including paying dividends on capital stock if there are any accrued but unpaid dividends on the Series A Preferred Stock, issuing any equity securities which are senior to or on a parity with the Series A Preferred Stock, merging with another entity, selling or otherwise disposing of all or substantially all its assets, or acquiring other entities. In addition, the Company may not issue in a private offering any equity securities without first offering the holders of Series A Preferred Stock the right to acquire their pro rata share. In connection with the Purchase Agreement, the Investors and Malcolm L. Elvey, Chairman of the Board of the Company, Cary A. Sarnoff, Vice Chairman of the Company, David J. Feldman, formerly President of the Company, CMNY Capital L.P. and Allied Investment Corporation, Allied Investment Corporation II and Allied Capital Corporation II (collectively, 'Allied') entered into a Stockholder's Agreement dated October 23, 1996, as amended (the 'Stockholder's Agreement') pursuant to which (a) the parties agreed to vote their shares to elect as directors four representatives designated by Messrs. Elvey, Sarnoff and Feldman (the 'Management Stockholders'), two representatives designated by GTCR and four representatives jointly designated by GTCR and the Management Stockholders; provided, however, that if they are unable to agree on such joint designees within 90 days, then GTCR may elect the joint designees; (b) the Management Stockholders granted to the other stockholders rights of first refusal to acquire their shares if they desire to sell the same, subject to exceptions for public sales and for transfers to family members; (c) the Management Stockholders agreed to designate Feldman as one of its representatives through the later of September 30, 1998 and the date he ceases to own at least 400,000 shares of Common Stock of the Company; (d) the Management Stockholders agreed to designate Durham as one of its representatives until he ceases to own at least 56,955 shares of Common Stock of the Company and (e) if the Company's Board of Directors approves a sale of the Company's assets or capital stock (whether by merger or otherwise), each stockholder other than Allied and CMNY Capital L.P. agreed to consent to such transaction. The Stockholder's Agreement dated June 22, 1994 among the Company and the Management Stockholders was terminated. In addition, GKN Securities Corp. and Allied terminated their rights to designate directors of the Company.

     Messrs. Andrew Garvin, Mortimer Feinberg, Fir Geenen and David White, directors of the Company, agreed to resign as directors at any time upon the request of GTCR.

     SDS was a party to an agreement with Edward Sarnoff, the father of Cary Sarnoff, pursuant to which SDS agreed to pay to Edward Sarnoff, in the event of the sale of SDS, the amount of $1,000,000 payable in equal monthly installments over a period of five years. In connection with the Company's acquisition of SDS, the Company assumed the obligations of SDS under this agreement. The agreement, as amended, requires payment by the Company of $9,000 per month through June 2002.

                2. PROPOSAL TO AMEND THE 1993 STOCK OPTION PLAN

     In February, 1993, the Board of Directors of the Company adopted the Plan, which was approved by all stockholders of the Company. In January 1994, the Board of Directors amended the Plan, which amendment was approved by stockholders, to increase the number of options (the 'Options') which may be granted thereunder from 250,000 to 450,000 shares of Common Stock. In November 1994, the Board of Directors amended the Plan, which was approved by stockholders, to increase the number of Options which may be granted thereunder from 450,000 to 600,000 shares of Common Stock. In June 1997 the plan was amended to increase the number of Options which may be granted thereunder to 2,000,000 shares of Common Stock, subject to stockholder approval. Incentive stock options, intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the 'Code'), and nonqualified stock options may be granted under the Plan. The following is a summary of the material provisions of the Plan.

PURPOSE

     The purpose of the Plan is to advance the interests of the Company by encouraging and enabling the acquisition of a larger personal proprietary interest in the Company by directors, key employees, consultants and independent contractors who are employed by, or perform services for, the Company and its Subsidiaries and upon whose judgment and keen interest the Company is largely dependent for the successful conduct of its operations. It is also expected that the opportunity to acquire such a proprietary interest will enable the Company and its subsidiaries to attract and retain desirable personnel, directors and other service providers. The purpose of the amendment is to increase the number of options available which may be granted under the Plan from 600,000 to 2,000,000 shares of Common Stock to enhance the ability of the Company to further the general purposes of the Plan. For the purposes of this Proposal 2, all references to the Company include all subsidiaries of the Company, unless the context otherwise requires.

ADMINISTRATION

     The Plan is administered by the Compensation Committee of the Board of Directors, which for the purposes of the Plan must consist of two or more directors of the Company, each of whom must be a 'disinterested person' within the meaning of Rule 16b-3(c)(2) under the 1934 Act. The Compensation Committee may grant options to key employees, directors, consultants and independent contractors to the Company. The term of each option may not exceed ten years from the date of grant. The exercise price of an option may not be less than 100% of the fair market value of a share of Common Stock. The options generally vest over a three-year period, commencing one year following their issuance.

     Determinations of the Compensation Committee as to any question which may arise with respect to the interpretation of the provisions of the Plan and Options are final. The Compensation Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable to make the Plan and Options effective or provide for their administration, and may take such other action with regard to the Plan and Options as it deems desirable to effectuate their purpose.

MAJOR PROVISIONS OF THE PLAN

     Types of Options to be Granted. Under the Plan, the Compensation Committee may grant either an 'incentive stock option' within the meaning of Section 422 of the Code or options which do not satisfy Section 422 of the Code ('non-qualified stock options'). Options with respect to which no designation is made by the Compensation Committee are deemed to be incentive stock options. No option which is intended to qualify as an incentive stock option may be granted under the Plan to any individual who, at the time of such grant, is not an employee of the Company.

     Eligibility. The potential recipients of Options under the Plan are directors of the Company, key employees of the Company, as determined by the Compensation Committee, and consultants and independent contractors used by the Company (collectively, the 'Eligible Participants') each individually as determined by the Compensation Committee in its sole discretion. At June 1, 1997, approximately 160 persons were eligible to participate in the Plan. Members of the Compensation Committee, insofar as they continue to administer the Plan, are ineligible to receive grants of Options under the Plan. No Option which is intended to qualify as an incentive stock option may be granted under this Plan to any employee who, at the time the Option is granted, owns shares possessing more than ten percent of the total combined voting power or value of all classes of stock of the Company, unless the exercise price under such Option is at least 110% of the fair market value of a share of Common Stock on the date such Option is granted and the duration of such Option is no more than five years.

     Shares of Common Stock Subject to the Plan. The Board of Directors proposes for stockholder approval that the Plan be amended so that the number of shares of Common Stock that may be the subject of Options may not exceed 2,000,000 in the aggregate, which Common Shares may be held in treasury or authorized but unissued. If any Option shall expire, be canceled or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto may again be made subject to Options under the Plan.

     Grant of Options. The Compensation Committee, in its sole discretion (subject to the Plan) determines the number of shares of Common Stock subject to each Option granted to any Eligible Participant under the Plan. The terms of the Plan do not prohibit the issuance of Options at different times to the same Eligible Participant.

     Option Exercise Price and Duration. The Compensation Committee fixes the price per share of the Common Stock to be purchased pursuant to the exercise of any Option, which in any event, may not be less than the Fair Market Value (as defined in the Plan) of a share of Common Stock on the day on which the Option is granted. The Compensation Committee fixes the duration of an Option up to a maximum of ten years from the date of grant.

     Consideration for Options. The Company must obtain such consideration for the grant of an Option as the Compensation Committee in its discretion may request.

     Exercise of Options. An Option, once granted, will be exercisable by the holder (or if deceased, by his estate) at such rate and times as may be fixed by the Compensation Committee, but in no event may any Option be exercised until at least six months after the date upon which the Option was granted except upon
(i) the holder's retirement on or after his 65th birthday, (ii) the disability or death of the holder (subject to the provisions on termination of employment), or (iii) under special circumstances which in the opinion of the Compensation Committee warrant special consideration. Options may not be transferred nor assigned by the holder.

     Termination of Options. Options terminate at the end of the tenth business day following the holder's cessation of service as an employee, director, consultant or independent contractor. This period is extended to three months in the case of the holder's retirement on or after attaining age 65 or disability, and to six months in the case of the holder's death (in which case the Option is exercisable by the holder's estate). If the employment or service of an Option holder is terminated due to a violation of his duties, the Option terminates immediately.

     Payment for and Issuance of Shares. Payment for the shares purchased pursuant to the exercise of an Option shall be made in full at the time of the exercise of the Option, in cash, by check, by delivery of previously-owned shares of Common Stock (beneficially owned for at least six months and valued at their Fair Market Value as of the date of the exercise), or by such other methods as the Compensation Committee may permit from time to time. The Plan contains standard provisions to assure that any exercise of an Option or the issuance of shares pursuant thereto will not violate applicable securities and income tax withholding laws.

     Adjustment of Shares. The Plan contains usual anti-dilution provisions in the event of certain corporate transactions.

     Amendment and Termination of the Plan. The Board of Directors or the Compensation Committee may at any time withdraw or from time to time amend the Plan and any Options not theretofore granted. With respect to any outstanding Option, the Board of Directors or the Compensation Committee, with the consent of the affected holder of an Option, may at any time withdraw or from time to time amend the Plan and the terms and conditions of any outstanding Option. Notwithstanding the foregoing, any amendment by the Board of Directors or the Committee which would increase the number of shares of Common Stock issuable under Options or change the class of employees to whom Options may be granted shall be subject to the approval of the Stockholders of the Company within one year of such amendment. No Option shall be granted under the Plan after February 25, 2003.

FEDERAL INCOME TAX CONSIDERATIONS

     Incentive Stock Options. An employee will not recognize income upon the grant or exercise of an incentive stock option. If an employee disposes of the shares acquired upon exercise of an incentive stock option at least two years after the date the Option was granted and at least one year after the date the shares are transferred to him upon the exercise of an Option, the employee will realize long-term capital gain in an amount equal to the excess, if any, of his selling price for the shares over the exercise price. In such case, the Company will not be entitled to any tax deduction. If an employee disposes of the shares acquired upon the exercise of an incentive stock option prior to the expiration of two years from the date the Option was granted, or one year from the date the shares are transferred to him, any gain realized will be taxable at such time as follows: (1) as ordinary income to the extent of the difference between the Option exercise price and the lesser of (a) the fair market value of the shares on the date the shares were transferred to him or (b) the amount realized on such disposition, and (2) as capital gain to the extent of any excess, which gain shall be treated as short-term or long-term capital gain depending upon the employee's holding period. In such case, the Company may claim an income tax deduction for the amount taxable to the employee as ordinary income. The difference between the fair market value of the shares at the time the incentive stock option is exercised and the exercise price will constitute an item of adjustment, for purposes of determining alternative minimum taxable income, and may under certain circumstances be subject, in the year in which the Option is exercised, to the alternative minimum tax. Under current law, long-term capital gains generally are taxed at a maximum rate of 28%.

     If an individual uses shares of Common Stock of the Company that he owns to pay, in whole or in part, the exercise price under an incentive stock option,
(a) the individual's holding period for the newly-issued shares equal in number to the surrendered shares (the 'exchanged shares') shall include the period during which the surrendered shares were held, (b) the employee's basis in such exchanged shares will be the same as his basis in the surrendered shares, and
(c) no gain or loss will be recognized by the employee on the exchange of the surrendered shares for the exchanged shares. Further, the employee will have a zero basis in any additional shares received over and above the exchanged shares. However, if an employee tenders shares acquired pursuant to the exercise of an incentive stock option to pay all or part of the exercise price under an incentive stock option, such tender will constitute a disposition of such shares for purposes of the one-year (or two-year) holding period requirement applicable to incentive stock options and such tender will be treated as a taxable exchange if such holding period has not been met.

     Non-Qualified Stock Options. A holder will not recognize any income at the time a non-qualified stock option is granted. If the employee is not a Director, officer, or principal stockholder (i.e., an owner of more than ten percent of the Common Stock of the Company), he will recognize ordinary income at the time he exercises a non-qualified stock option in a total amount equal to: (1) in the case of Options which the employee exercises with cash, the excess of the then fair market value of the shares acquired over the exercise price and (2) in the case of Options which an employee exercises by tendering previously owned shares, the then fair market value of the number of shares issued in excess of the fair market value of the number of shares surrendered upon such exercise.
Section 83 of the Code generally provides that if a Director, officer, or principal stockholder receives shares pursuant to the exercise of a non-qualified stock option, he is not required to recognize income until the date on which he can sell such shares at a profit without being subject to liability under Section 16(b) of the 1934 Act. In general, pursuant to regulations under Section 16(b) of the 1934 Act the restriction on selling such shares at a profit will be considered to have lapsed six months after the later of the original grant date of the option or the option holder's intervening purchase of shares or other equity securities of the Company in a transaction that is subject to the short-swing profit recovery provisions of Section 16(b) of the 1934 Act. Alternatively, a Director, officer or principal stockholder who would not otherwise be subject to tax on the value of his shares as of the date they were acquired can file a written election, within 30 days after the shares are transferred to him, pursuant to Section 83(b) of the Code, to be taxed as of the date of transfer. In either case, the Director, officer, or principal stockholder would realize income equal to the amount by which the fair market value, at the time the income is recognized, of the shares acquired pursuant to the exercise of such option exceeds the price paid for such shares.

     All income realized upon the exercise of any non-qualified stock option will be taxed as ordinary income. The Company may claim an income tax deduction (if applicable tax withholding rules are satisfied) for the amount taxable to a holder in the same year as those amounts are taxable to a holder. Shares issued upon the exercise of a non-qualified stock option are generally eligible for capital gain or loss treatment upon any subsequent disposition. Generally, a holder's holding period will commence from the date such shares are issued to him, and his basis in such shares will equal their fair market value as of that date, but the holding period of a Director, officer, or principal stockholder begins on the date he recognizes income with respect to such shares, and his basis in the shares will be equal to the greater of the then fair market value of the shares or the amount paid for such shares. If an individual uses shares of Common Stock that he owns to exercise a non-qualified stock option, (a) the individual's holding period for the newly-issued shares equal in number to the surrendered shares (the 'exchanged shares') shall include the period during which the surrendered shares were held, (b) the holder's basis in such exchanged shared will be the same as his basis in the surrendered shares, and (c) no gain or loss will be recognized by the holder on the exchange of the surrendered shares for the exchanged shares. Under current law, long-term capital gains generally are taxed at a maximum rate of 28%.

     Section 280G of the Code. In addition to the Federal income tax consequences discussed above, Section 280G of the Code provides that if an officer, stockholder or highly compensated individual receives a payment which is in the nature of compensation and which is contingent upon a change in control of the employer, and such payment equals or exceeds three times his Base Salary (as hereinafter defined), then any amount received in excess of Base Salary shall be considered an 'excess parachute payment.' An individual's Base Salary is equal to his average annual compensation over the five-year period (or period of employment, if shorter) ending with the close of the individual's taxable year immediately preceding the taxable year in which the change in control occurs. In addition to any income tax which would otherwise be owed on such payment, the individual will be subject to an excise tax equal to 20% of such excess payment (and the Company will not be allowed any deduction which might otherwise have been allowed for such excess payment). If the taxpayer establishes, by clear and convincing evidence, that the amount received is reasonable compensation for past or future services, all or a portion of such amount shall be deemed not to be an excess parachute payment.

     Section 280G provides that payments made pursuant to a contract entered into within one year of the change in control are presumed to be parachute payments unless the individual establishes, by clear and convincing evidence, that such contract was not entered into in contemplation of a change in control. In addition, the General Explanation of the Tax Reform Act of 1984 prepared by the Staff of the Joint Committee on Taxation indicates that the grant of an Option within one year of the change in control or the acceleration of an Option because of a change in control may be considered a parachute payment, in an amount equal to the value of the Option or the value of the accelerated portion of the Option, as the case may be. Pursuant to proposed regulations, the acceleration of a non-qualified stock option because of a change in control will be considered a parachute payment. Even if the grant of an Option, if any, within one year of the change in control or the acceleration of an Option, if any, is not a parachute payment for purposes of Section 280G, the exercise of an Option granted within one year of the change in control or the exercise of the accelerated portion of an Option may result in a parachute payment, in an amount equal to the excess of the fair market value of the shares received upon exercise of the Option over the exercise price. Payments received for the cancellation of an Option, if any, because of a change in control may also result in parachute payments.

     The foregoing summarizes all material Federal income tax consequences; however, reference is made to the applicable provisions of the Code. Each participant may wish to discuss specific questions with his own tax adviser or attorney. In addition, there may be tax considerations under state and local laws applicable to participants.

OPTIONS GRANTED

     Pursuant to the Plan, all current executive officers as a group have been granted Options for a total of 1,125,000 shares and all employees as a group have been granted Options for a total of 152,500 shares. On June 24, 1997 the closing price of the Company's Common Stock on the Nasdaq Stock Market was $5.25 per share.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of holders of a majority of the voting power of the Company present, or represented by proxy, and entitled to vote at the Annual Meeting is required for approval of the amendment to the Plan.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE PLAN.

                     3. APPOINTMENT OF INDEPENDENT AUDITORS

     Effective October 23, 1996, the Company engaged KPMG Peat Marwick LLP as its independent accountants to audit its financial statements in place of Freed Maxick Sachs & Murphy, P.C. (the 'Former Accountant'). The decision to change accountants was approved by the Board of Directors and the Audit Committee of the Company and was the result of the Company's belief that due to its increasing size and nationwide scope of operations, it needed a 'Big 6' accounting firm with nationwide operations to audit its financial statements. The Former Accountant's report on the financial statements of the Company for each of the past two years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements of the type described in paragraph (a)(1)(iv) of Item 304 of Regulation S-K promulgated under the Securities Act ('Item 304 of Regulation S-K'), or any reportable event as described in paragraph (a)(1)(v), paragraph
(a)(2) or paragraph (b) of Item 304 of Regulation S-K.

     The Board of Directors of the Company has selected KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1997. A representative of KPMG Peat Marwick LLP is expected to be present at the meeting with the opportunity to make a statement if he so desires and to respond to appropriate questions. A representative of the Former Accountant is not expected to be present at the Meeting.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S AUDITORS.

                                 OTHER MATTERS

     At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is that hereinabove set forth. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

                                 MISCELLANEOUS

     Proposals of stockholders intended to be presented at the Company's 1997 Annual Meeting of Stockholders must be received by the Company on or prior to February 25, 1997, to be eligible for inclusion in the Company's Proxy Statement and form of proxy to be used in connection with the 1998 Annual Meeting.

                                          By order of the Board of Directors

                                          Secretary

Dated: June 25, 1997

                                   APPENDIX 1

                                   PROXY CARD
                          ESQUIRE COMMUNICATIONS LTD.
             PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                OF THE COMPANY FOR ANNUAL MEETING AUGUST 5, 1997

   The undersigned hereby constitutes and appoints Malcolm L. Elvey, David White, David Higson and Vasan Thatham, and any of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Esquire Communications Ltd. to be held at the offices of Esquire, 216 E. 45th Street, New York, New York 10017 on Tuesday, August 5, 1997, at 9:30 a.m., and any adjournments thereof, on all matters coming before said meeting.

   DIRECTORS RECOMMEND A VOTE 'FOR' ALL NOMINEES AND 'FOR' PROPOSALS 2 AND 3

1. ELECTION OF DIRECTORS.

[ ] FOR nominees listed below                                                      [ ]  WITHHOLD AUTHORITY
  Malcolm L. Elvey, Cary A. Sarnoff, David A. White, David J. Feldman, John C.        to vote for nominees
Durham, Mortimer R. Feinberg, Andrew P. Garvin, Fir Geenen, Joseph P. Nolan and
Bruce V. Rauner

[ ] FOR, except vote withheld from the following nominee(s).

--------------------------------------------------------------------------------

2. PROPOSAL TO AMEND THE 1993 STOCK OPTION PLAN

   FOR [ ]                AGAINST [ ]                ABSTAIN [ ]

3. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.

   FOR [ ]                AGAINST [ ]                ABSTAIN [ ]

                                                     (continued on reverse side)

   IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

   YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES, FOR
ITEM 2, AND FOR ITEM 3.

                                                 Dated:..................., 1997

                                                  ..............................
                                                           (Signature)

                                                  ..............................
                                                   (Signature if held jointly)

                                                 NOTE: Please sign exactly as
                                                 name appears hereon. Joint
                                                 owners should each sign. When
                                                 signing as attorney, executor,
                                                 administrator, trustee or
                                                 guardian, please give full
                                                 title as such. The signer
                                                 hereby revokes all proxies
                                                 heretofore given by the signer
                                                 to vote at said meeting or any
                                                 adjournments thereof.

                                                 PLEASE MARK, SIGN, DATE, AND
                                                 RETURN THIS PROXY CARD
                                                 PROMPTLY, USING THE ENCLOSED
                                                 ENVELOPE. THANK YOU.